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                                 EXHIBIT (10-8)



                     The Procter & Gamble Future Shares Plan
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THE PROCTER & GAMBLE FUTURE SHARES PLAN

CONTENTS

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
Article 1. Establishment, Objectives, and Duration                                                       1

Article 2. Definitions                                                                                   1

Article 3. Administration                                                                                3

Article 4. Shares Subject to the Plan                                                                    3

Article 5. Eligibility and Participation                                                                 4

Article 6. Awards                                                                                        4

Article 7. General Provisions                                                                            6
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THE PROCTER & GAMBLE FUTURE SHARES PLAN

ARTICLE 1. Establishment, Objectives, and Duration

        1.1 Establishment of the Plan. The Procter & Gamble Company, an Ohio corporation (hereinafter referred to as the "Company"), hereby establishes a worldwide stock option plan to be known as "The Procter & Gamble Future Shares Plan" (hereinafter referred to as the "Plan"), as set forth herein.

        1.2 Purpose. The purpose of the Plan is to advance the interests of the Company by giving substantially all employees a stake in the Company's future growth and success, to increase employee focus on the Company's stock price, to strengthen the alignment of interests between employees and the Company's shareholders through the increased ownership of shares of the Company's common stock, and to encourage employees to remain in the employ of the Company and its Affiliates.

        1.3 Duration of the Plan. The Plan shall become effective as of October 14, 1997 (the "Effective Date"). The Plan shall terminate on October 13, 2007. No Award may be granted after the termination date of the Plan, but Awards theretofore granted shall continue in force beyond that date pursuant to their terms.

ARTICLE 2. Definitions

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

        2.1 "Affiliate" means any entity in which the Company has an ownership interest of fifty percent (50%) or more.

        2.2 "Award" means a grant of an Option, a Modified Option, an SAR, or a Modified SAR under the Plan.

        2.3 "Board" or "Board of Directors" means the Board of Directors of the Company.

        2.4 "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

        2.5 "Committee" means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

        2.6 "Common Stock" means the common stock, without par value, of the Company.

        2.7 "Company" means The Procter & Gamble Company, an Ohio corporation, and any successor thereto.

        2.8 "Disability" or "Disabled" shall mean qualifying for benefits under a long-term disability pay plan maintained by the Company or any Affiliate, or as required by or

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                available under applicable local law, or in the absence of any such plan or local law, as determined by the Committee.

        2.9 "Employee" means a full- or part-time employee on the regular payroll of the Company or any Affiliate as of the Grant Date of an Award. For purposes of this definition, "on the regular payroll" shall mean paid through the payroll department of the Company or an Affiliate (or, if there is no such payroll department, classified as a regular employee on the Company's or Affiliate's employment records), and shall exclude individuals classified by the Company or Affiliate as intermittent or temporary, or as independent contractors, regardless of how such person may be classified by any federal, state, or local, domestic or foreign, government agency or instrumentality thereof, or court. An individual whose only relationship to the Company or an Affiliate is that of a temporary employee (except regular employees on temporary assignment from another unit) or leased employee (as defined in Section 414(n)(2) of the Code) shall not be an Employee unless determined otherwise by the Committee at its sole discretion. The determination of whether an individual is an "employee on the regular payroll" shall be made solely according to the method of paying the individual for services, and such determination shall be within the discretion of the Committee.

        2.10 "Fair Market Value" means, unless determined otherwise by the Committee, the average of the high and low prices of a share of Common Stock on the New York Stock Exchange on the date of measurement as determined by the Committee, and if there were no trades on such date, on the day on which a trade occurred next preceding such date, or as otherwise determined by the Committee.

        2.11 "Grant Date" means such date, as determined by the Committee, upon which Awards are granted to Participants pursuant to the terms of this Plan.

        2.12 "Modified Option" means an Option that must be exercised on the fifth anniversary of the Grant Date or forfeited.

        2.13 "Modified SAR" means an SAR that must be exercised on the fifth anniversary of the Grant Date or forfeited.

        2.14 "Option" means a right to purchase a specified number of shares of Common Stock at the Option Price, which is not intended to qualify under Code Section 422 as an Incentive Stock Option, except as otherwise provided in Section 6.1(k).

        2.15 "Option Price" means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option or a Modified Option.

        2.16 "Participant" means an Employee who has been selected by the Committee in its sole discretion to receive an Award or who has outstanding an Award granted under the Plan.

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         2.17     "Retirement" means, strictly for purposes of this Plan, the termination of employment on or after the date the Participant has attained age fifty-five (55), except as otherwise determined by the Committee.

         2.18 "SAR" means an Award pursuant to which the Participant receives a right to a cash settlement payment upon exercise equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the Fair Market Value of one share of Common Stock on the Grant Date of the SAR, multiplied by the number of SARs granted.

         2.19 "Special Separation" means any termination of employment, except a termination for cause or a voluntary resignation that is not initiated or encouraged by the Company, that occurs prior to the time a recipient is eligible to retire.

         2.20 "Spread Value" means the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the Fair Market Value of one share of Common Stock on the Grant Date, multiplied by the number of shares of Common Stock underlying the Award.

ARTICLE 3. Administration
         The Plan and all Awards granted pursuant thereto shall be administered by the Compensation Committee of the Board. The Committee may, from time to time, adopt rules and regulations for carrying out the provisions and purposes of the Plan. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan; provided, however, that the Committee may designate persons other than members of the Committee to carry out such responsibilities of the Committee under the Plan as it may deem appropriate. Any interpretation of construction of any provision of this Plan by the Committee shall be final and conclusive upon all parties. No member of the Committee or the Board shall be liable for any action or determination made hereunder in good faith.

ARTICLE 4. Shares Subject to the Plan

        4.1 Number of Shares Available for Options. The number of shares of Common Stock available with respect to all Awards granted under the Plan shall not exceed seventeen million (17,000,000) in the aggregate, subject to adjustment under Section 4.2 herein. The shares of Common Stock subject to the Plan shall consist of either authorized but unissued shares or treasury shares, as determined by the Committee. Notwithstanding any terms or conditions contained herein, the shares to be delivered by the Company upon exercise of an Award by a Participant located in Italy shall be authorized but unissued shares.

        4.2 Changes in Capitalization. In the event of any future reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, share exchange, reclassification, distribution, spin-off or other change affecting the corporate structure, capitalization or Common Stock of the Company occuring after the date of approval of the Plan by the Company shareholders, appropriate adjustments and changes shall be made by the Committee to the extent necessary to prevent dilution or enlargement of rights under the Plan in (a) the aggregate number of shares of Common Stock subject to the Plan; (b) the number of shares of Common Stock for which Awards may be granted or awarded to any Participant; (c) the

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number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options or Modified Options, as applicable; (d) the number of SARs or Modified SARs subject to an Award and the Fair Market Value of a share of Common Stock for purposes of determining the cash settlement payment on exercise of an SAR or Modified SAR, as applicable; and (e) such other provisions of the Plan as may be necessary and equitable to carry out the foregoing purposes.

ARTICLE 5. Eligibility and Participation
         An Award may be granted by the Committee, in its discretion, to an Employee who is actively employed by the Company or any Affiliate on the Grant Date. The granting of Awards under the terms of this Plan is made at the sole discretion of the Committee and does not entitle a Participant to receive future Awards. The adoption of this Plan shall not be deemed to give any Participant any right to be granted an Award, except to the extent as may be determined by the Committee.

ARTICLE 6. Awards
         6.1 Awards. The Award to each Participant under the Plan shall consist of either Options, Modified Options, SARs, or Modified SARs. The Committee shall determine (i) the number of shares of Common Stock to be covered by each Award;
(ii) the terms and conditions of the Awards (including, but not limited to, restrictions upon the Awards, when Awards are first exercisable and the period of exercise, conditions of their exercise, requirements regarding payment of the exercise price, withholding requirements and restrictions on the shares of Common Stock issuable upon the exercise thereof); and (iii) the form of the instruments necessary or advisable in the administration of the Awards.

                (a) Term of Award. The term of each Award shall be no more than ten (10) years from the Grant Date, except as provided in Section 6.1(k).

                (b) Option Price. With respect to an Option or Modified Option, the Option Price shall be not less than the Fair Market Value of the Common Stock on the Grant Date.

                (c) Exercise and Limitations on Exercise. Except as otherwise provided for herein, if a Participant has been in the continuous employ of the Company through the fifth anniversary of the Grant Date, at any time on or after the fifth anniversary of the Grant Date, but in no event later than the tenth anniversary of the Grant Date (except as provided in Section 6.1(j)), the Participant may exercise the Award, and purchase the number of shares of Common Stock covered by the Option (or Modified Option if the Award is exercised on the fifth anniversary of the Grant Date), or receive the cash settlement payment with respect to the SAR (or Modified SAR if the Award is exercised on the fifth anniversary of the Grant Date), as applicable. An Award must be exercised for the full number of shares of Common Stock covered by the Option or Modified Option, or for the entire cash settlement payment with respect to the SAR or Modified SAR, as applicable. Notwithstanding the foregoing, stock options and stock appreciation rights granted hereunder shall vest immediately upon a "Change in Control." A "Change in Control" shall mean the occurrence of any of the following:

                (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used


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        for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent
        (20%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 6.1(c), Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                (ii) The individuals who, as of July 11, 2000 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least half of the members of the Board; or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                (iii) The consummation of:

                        (A) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

                                (1)     the stockholders of the Company,
        immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

                                (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least half of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

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                                (3)     no Person other than (1) the Company,
        (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

                        (b) A complete liquidation or dissolution of the Company; or

                        (c) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

        (d)     Termination of Employment Generally.

                  (i) If a Participant's employment is terminated on or after the fifth anniversary of the Grant Date, for any reason other than death, Disability, Retirement, or Special Separation the Award shall be exercisable only for thirty (30) calendar days following such termination, and only to the extent such Award was exercisable on the date of such termination, except as may be otherwise determined by the Committee. In no event, however, may an Award be exercised more than ten (10) years after the Grant Date, except as provided in Section 6.1(k). If a Participant's employment is terminated prior to the fifth anniversary of the Grant Date, for any reason other than death, Disability, Retirement, or Special Separation, each Award granted to such Participant shall be immediately canceled and the Participant shall forfeit the Award upon such termination of employment.

                  (ii) Neither the Company nor the Committee shall have any obligation to notify a Participant of the expiration of an Award.

                  (iii) Unless the Committee shall determine otherwise, a Participant employed by an Affiliate or business unit of the Company that is sold or otherwise divested from the

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        Company shall be considered to have his or her employment terminated as of the effective date of the divestiture.

        (e)       Termination of Employment Due to Disability or Retirement.

                  (i) If prior to the fifth anniversary of the Grant Date a Participant's employment is terminated due to Disability or Retirement, the Award may be exercised on or after the fifth anniversary of the Grant Date, but in no event may such an Award be exercised more than ten
        (10) years after the Grant Date, except as provided in Section 6.1(k). If a Participant's employment is terminated due to Disability or Retirement on or after the fifth anniversary of the Grant Date, the Award may be exercised, to the extent such Award was exercisable on the date of such termination, within the remaining period of the Award.

                  (ii) Notwithstanding the above and except for Participants located in Italy, the Committee reserves the discretionary ability to substitute an immediate cash payment equal to the Spread Value of the Award in full satisfaction of the Award, in the event of a termination of employment due to Disability or Retirement to the extent such payment is permitted by law.

        (f)       Termination of Employment Due to Special Separation.

                  (i) If a Participant's employment is terminated due to Special Separation (except for Participants located in Italy), the Participant will receive an immediate cash payment equal to the Spread Value of the Award in full satisfaction of the Award, to the extent permitted by law.

                  (ii) Notwithstanding the above, the Committee reserves the discretionary ability to waive the above cash payment provision and: (1) for terminations of employment due to Special Separation prior to the fifth anniversary of the Grant Date, specify that the Award may be exercised on or after the fifth anniversary of the Grant Date, but in no event may such an Award be exercised more than ten (10) years after the Grant Date, except as provided in Section 6.1(k); and (2) for terminations of employment due to Special Separation on or after the fifth anniversary of the Grant Date, specify that the Award may be exercised, to the extent such Award was exercisable on the date of such termination, within the remaining period of the Award.

        (g) Death of a Participant. Upon the death of a Participant, while an Award is still outstanding, regardless of whether the Award is or is not exercisable, a cash payment equal to the Spread Value of the Award, as of the date of the Participant's death, shall be paid as soon as administratively practicable to the Participant's estate, in full satisfaction of the Award. Notwithstanding the above, upon the death of a Participant located in Italy, the outstanding Award granted to such Participant shall be (i) immediately canceled if the death occurs prior to the fifth anniversary of the Grant Date, or (ii) exercisable by the executors, administrators or heirs of the deceased Participant only for six (6) months following such death if the death occurs on or after the fifth anniversary of the Grant Date.

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        (h) Nontransferability. Awards are not transferable and may only be exercised by the Participant.

        (i) Exercise; Notice Thereof. Awards shall be exercised by delivering written notice of intention to exercise the Award, pursuant to such terms and conditions as may be determined by the Committee. The Committee shall have the authority to establish procedures under any or all methods of exercise, including the designation of the brokerage firm or firms through which exercises may be effected, which need not be the same for each grant or for each Participant. The Committee shall have the authority to change without notice any method of exercise for any reason whatsoever, notwithstanding the fact that the method of exercise had been available to Participants in the past.

        (j) Rights as Shareholder. A Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares as determined by the records of the Company's transfer agent.

        (k) Additional Terms. With respect to any Award, the Committee may, in its discretion: (i) determine which Affiliates will be covered by the Plan; (ii) determine which Employees are eligible to participate in the Plan; (iii) modify or restrict any of the terms and conditions of any Awards including but not limited to extending the term of an Award beyond ten (10) years; (iv) modify or restrict exercise procedures and any other Plan procedures; (v) establish local country plans as subplans to this Plan, each of which may be attached as an Appendix hereto; and
        (vi) take any action, before or after an Award is made, which it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals; provided that the Committee may not take any action hereunder which would (1) increase the number of shares of Common Stock covered by the Plan; or (2) violate any securities law, the Code, or any governing statute.

        (l) Stock Appreciation Rights. The Committee may grant SARs or Modified SARs, as applicable, in lieu of Options or Modified Options under the Plan.

        6.2 Refusal of Award. Any Participant may refuse the grant of an Award by notifying the Committee of his or her refusal in writing in a form and pursuant to procedures to be determined by the Committee.

ARTICLE 7. General Provisions

        7.1 No Additional Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company. No Employee shall have the right to be selected to receive an Award under this Plan or having been so selected, to be selected to receive a future Award. Neither the Award nor any benefits arising under this Plan shall constitute part of a Participant's employment contract with the Company or any Affiliate, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Affiliate for severance payments.

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        7.2 No Effect on Other Benefits. The receipt of Awards under the Plan shall have no effect on any benefits and obligations to which a Participant may be entitled from the Company or any Affiliate, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

        7.3 Binding Effect. Any decision made or action taken by the Company, the Board, or by the Committee arising out of or in connection with the construction, administration, interpretation, and effect of the Plan shall be conclusive and binding upon all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

        7.4 Inalienability of Benefits and Interest. No benefit payable under, or interest in, the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void and no such benefits or interest shall be in any manner liable for or subject to debts, liabilities, engagements, or torts of any Participant or beneficiary.

        7.5 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        7.6 Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Ohio.

        7.7 Withholding. The Company shall have the power and the right to deduct or withhold, to require an Affiliate to deduct or withhold, or to require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

        7.8 Amendments. Subject to the terms of the Plan, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part.







Adopted October 14, 1997
Article 2, Paragraph 2.19 added, Article 4, Paragraph 4.1 amended, Article 6, Paragraphs 6.1(d)(i), (e) (i) and (ii) and (f) amended - May 12, 1998
Article 4, Paragraph 4.1 amended - April 11, 2000
Article 2, Paragraph 2.19 amended - June 13, 2000
Article 6, Paragraph 6.1(c) amended and Paragraph 6.1(c)(i), (ii) and (iii) adopted - July 11, 2000
Article 4.2 amended - December 11, 2001
Article 6,Paragraph 6.1(e) changed; Article 6, Paragraph 6.1(f) adopted - March 11, 2003
Article 6, paragraphs 6.1(f)(i) and (ii) amended June 10, 2003